Nasdaq Panel Grants Corcept Therapeutics' Request for Listing on the Nasdaq Capital Market

MENLO PARK, CA -- 04/04/2007 -- Corcept Therapeutics Incorporated (NASDAQ: CORT) announced today that a Nasdaq Listing Qualifications Panel has granted the company's request to be listed on the Nasdaq Capital Market, effective with the market opening on Monday, April 9, 2007. By transferring from the Nasdaq Global Market to the Nasdaq Capital Market, Corcept satisfies all listing requirements. The Company's trading symbol will remain CORT.

About Corcept Therapeutics Incorporated

Corcept Therapeutics Incorporated is a pharmaceutical company engaged in the development of drugs for the treatment of severe psychiatric and metabolic diseases. Corcept's lead product, CORLUX®, is currently in Phase III clinical trials for the treatment of the psychotic features of PMD. The drug is administered orally to PMD patients once per day for seven days. CORLUX, a potent GR-II antagonist, appears to mitigate the effects of the elevated and abnormal release patterns of cortisol seen in PMD. The Company is also conducting a proof-of-concept study evaluating the ability of CORLUX to mitigate weight gain associated with the use of olanzapine. For additional information about the company, please visit www.corcept.com.

Statements made in this news release, other than statements of historical fact, are forward-looking statements. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements. Examples of such forward-looking statements include statements regarding the pending listing of Corcept common stock on the NASDAQ Capital Market. These and other risk factors are set forth in the Company's SEC filings, all of which are available from our website (www.corcept.com) or from the SEC's website (www.sec.gov). We disclaim any intention or duty to update any forward-looking statement made in this news release.

CONTACT:
Joseph K. Belanoff, M.D.
Chief Executive Officer
Corcept Therapeutics
650-327-3270
IR@corcept.com
www.corcept.com